UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 6, 2006

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, P.O. Box 908GT, Cayman Islands, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2006, the Registrant’s Board of Directors (the "Board") authorized the Registrant to enter into the transactions described below. The Board considered certain financial measures and non-financial factors, including the Registrant’s successful integration of Penn-America Group, Inc. and Penn Independent Corporation. Additionally, certain performance criteria relative to vesting of the options were met, absent a change in control. Furthermore, the Board determined that the actions taken would create greater parity as between the senior executives at Penn-America Insurance Company and those at, or previously at, United National Insurance Company.

1. Amendment to Stock Option Grants

On January 6, 2006, the Board unanimously approved amendments, effective December 31, 2005, to the performance vesting option agreements and time vesting option agreements executed on September 5, 2003 (the "Option Agreements") between Registrant and each of Messrs. William F. Schmidt, the President and CEO of United National Insurance Company ("UNIC"), an indirect wholly owned subsidiary of the Registrant, Kevin L. Tate, the Registrant’s CFO and Richard S. March, the Registrant’s General Counsel (collectively, the "Executives").

The terms of performance vesting options were amended in order to terminate the requirement that certain Company specific performance criteria be achieved in order to vest in annual and catch-up options. The performance hurdle with respect to accelerated option vesting upon a change of control was also eliminated. As a result of such termination, the options vest and become exercisable in accordance with the following timetable, without regard to performance criteria:

Date of Vesting -------------- Percentage of Shares Vested
December 31, 2004 ------------ 0%
December 31, 2005 ------------ 50%
December 31, 2006 ------------ 60%
December 31, 2007 ------------ 70%
December 31, 2008 ------------ 100%

In addition to the new vesting schedule, the terms of the options were amended to reflect the termination of the Management Shareholders’ Agreement and Amendments to each Executive’s Employment Agreement, both as more fully described below.

Similar to the performance vesting options, the performance hurdle regarding accelerated option vesting upon a change of control was eliminated with respect to the time vesting options. Also, the terms of the time vesting options were amended so that the time vesting options vest and become exercisable in accordance with the following timetable:

Date of Vesting -------------- Percentage of Shares Vested
December 31, 2004 ------------ 20%
December 31, 2005 ------------ 40%
December 31, 2006 ------------ 52%
December 31, 2007 ------------ 64%
December 31, 2008 ------------ 100%

In addition to the new vesting schedule, the terms of the options were amended to reflect the termination of the Management Shareholders’ Agreement and Amendments to each Executive’s Employment Agreement, both as more fully described below.

2. Amendment and Termination of Management Shareholders’ Agreement

On January 10, 2006, the Registrant, U.N. Holdings (Cayman), Ltd. and the Management Investors holding a majority of the outstanding Shares, as defined therein, entered into an Amendment to the Management Shareholders’ Agreement, effective as of January 1, 2006.

The Amendment provides that Section 5.1.1 of the Management Shareholders’ Agreement be amended to add the following language:

"This Agreement shall also be terminated upon the execution of a written instrument providing for such termination by the Company, the FPC Shareholder and by Management Investors holding a majority of the then outstanding Shares held by all Management Investors."

The Amendment further provides that the Management Shareholders’ Agreement be terminated in accordance with Section 5.1.1 thereof, and that, among other things, all Shares and Options, as defined therein, be free and clear of any restrictions (including transferability restrictions) imposed by the Management Shareholders’ Agreement.

The foregoing is a summary of the terms of the Amendment. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

3. Amendment to Employment Agreements

On January 10, 2006, United National Insurance Company, an indirect wholly owned subsidiary of the Registrant, entered into an Amendment to an Employment Agreement with each Executive. Per each Amendment, Annex A to each Employment Agreement is restated in its entirety so as to set forth certain forfeiture and buyback provisions relating to option awards granted to and shares purchased by each Executive.

The Amendments to each Executive’s Employment Agreement are attached hereto as Exhibit 10.2 through 10.4, respectively. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments.

Item 1.02 Termination of a Material Definitive Agreement.

Pursuant to the Amendment of the Management Shareholders' Agreement, as more fully set forth in Item 1.01 above, the Management Shareholders’ Agreement was terminated. The Management Shareholders’ Agreement was filed as Exhibit 10.2 of Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-108857) filed on October 28, 2003, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amendment to Management Shareholders' Agreement
10.2 Amendment to William F. Schmidt’s Employment Agreement
10.3 Amendment to Kevin L. Tate’s Employment Agreement
10.4 Amendment to Richard S. March’s Employment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

January 12, 2006	By:	Richard S. March

Name: Richard S. March
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Management Shareholders' Agreement
10.2	Amendment to William F. Schmidt's Employment Agreement
10.3	Amendment to Kevin L. Tate's Employment Agreement
10.4	Amendment to Richard S. March's Employment Agreement